LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (this "Agreement") is made and entered into effective as of this 12th day of June, 2008 (the "Effective Date"), by and between **BODYTEL NORTH AMERICA, LLC**, a Florida limited liability company ("Tenant") and **ONE INDEPENDENT SQUARE LLC**, a Delaware limited liability company ("Landlord").

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated December 1, 2007 (as hereinafter modified or amended, the "Lease"), for certain premises located at One Independent Drive, Jacksonville, Florida 32202, designated as Suite 1701, containing three thousand, two hundred forty-three (3,243) rentable square feet (the "Premises"); and

WHEREAS, Tenant's Lease expires at noon on November 30, 2010; and

WHEREAS, Tenant desires to terminate the Lease; and

WHEREAS, Tenant has requested that Landlord agree to the termination of the Lease subject to the terms herein and terminate Tenant's obligations under the Lease, with the exception of the surviving obligations set forth hereunder, and, Landlord has agreed to do so on the terms and conditions set forth herein but not otherwise;

NOW THEREFORE, for valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The recitals set forth above are true and correct and are incorporated as if fully set forth herein.

2. Tenant acknowledges that it is in presently in default under (i) Section 13 of the Lease for non-payment of Rent to Landlord for June, 2008, and (ii) Section 22 of the Lease for Tenant's failure to restore that portion of the Security Deposit in the amount of Thirteen Thousand, Six Hundred and Sixty-Three and 16/100 ($13,663.16) that Landlord applied to cure Tenant's default for non-payment of Rent for the period of December 1, 2007 through May 31, 2008.

3. As of the Effective Date, Tenant hereby surrenders possession of the Premises to Landlord. Tenant acknowledges that Landlord shall take possession of the Premises as of the Effective Date.

4. Provided that Landlord receives Tenant's full payment of the Termination Amount (as such term is defined in Paragraph 6 herein) in certified funds drawn on a nationally recognized United States bank with branch locations in the State of Florida, by 5:00 p.m. prevailing Eastern time on September 30, 2008 (the "Cutoff Date"), then the effective date of termination of the Lease shall be deemed to be May 31, 2008 (the "Termination Date"), and Landlord shall be deemed to have released Tenant. Landlord's receipt of the Termination Amount by the Cutoff Date shall be a condition precedent to the operation and effectiveness of Landlord's release of Tenant of its obligations under the Lease with respect to the Premises. In the event Landlord does not receive the Termination Amount from Tenant by the Cutoff Date as required herein, Landlord, without any notice to Tenant, shall be entitled to entry of a judgment against Tenant in the amount of One Hundred Eighty-Seven Thousand, Two Hundred Eighty-Three and 34/100 Dollars ($187,283.34), representing accelerated Rent due under the Lease for the period of June 1, 2008, through November 30, 2010 (the "Termination Period"), and any and all additional default remedies available under the Lease, provided, however, that if Landlord relets the Premises, Tenant shall be entitled to a credit as provided by Florida law for rent received by Landlord during the Termination Period.

5. Tenant further represents and warrants that no person, firm or corporation is entitled to any lien or claim of lien against the Premises or Landlord's property on account of any work performed on behalf of Tenant or because of any encumbrance on the Premises allowed or permitted by Tenant. Tenant agrees to pay and discharge any liens filed against the Premises on account of any such work or encumbrance promptly on demand and will indemnify and save Landlord harmless from all loss, damage and liability on account thereof.

6. Notwithstanding anything contained herein, Tenant agrees to pay to Landlord on or before the Cutoff Date, the amount of Twenty-Four Thousand, Two Hundred and Thirty-Five and No/100 ($24,235.00) (the "Termination Amount"), consisting of (i) Twenty Two Thousand, Eight Hundred and Ninety-Eight and 16/100 Dollars ($22,898.16) in certified funds drawn on a nationally recognized United States bank with branch locations in the state of Florida, and (ii) the remaining Security Deposit balance on account with Landlord in the amount of One Thousand, Three Hundred and Thirty-Six and 84/100 Dollars ($1,336.84) which shall be retained by Landlord. The Termination Amount shall be designated by the parties and considered for all purposes as liquidated damages for the early termination of the Lease. Landlord and Tenant expressly agree that the Termination Amount is not payment for the use of the Premises, and this designation shall be controlling regardless of any designation to the contrary by either party. Tenant specifically agrees not to designate the Termination Amount as rental expense on its accounting, tax, or other records. Should Tenant designate the Termination Amount as rental expense on its accounting, tax, or other records, Tenant agrees to indemnify and hold harmless from any sales tax liability Landlord incurs in connection with the Termination Amount. If the jurisdictional governmental agency nonetheless assesses sales tax in connection with this Agreement, then Tenant shall be responsible for the sales tax liability.

7. Tenant represents, covenants and warrants to Landlord that:

a. Tenant has not assigned any of its right, title and interest in the Lease to any other party; and

b. Tenant has no intention of filing for bankruptcy protection or other type of insolvency proceeding and is not aware of any creditor that has an intention of filing an involuntary bankruptcy petition against Tenant.

8. Tenant and its successors and assigns hereby release, acquit, satisfy and forever discharge Landlord and its employees, agents, officers, subsidiaries, affiliates, general partner, successors and assigns, of all obligations under the Lease and from any and all actions, causes of action, claims, demands, rights, damages, costs, losses, expenses, occurrences, and liabilities of any kind whatsoever, both known and unknown, arising out of any matter, happening or thing, relating to the Lease or the Premises, except for Landlord's obligations under this Agreement.

9. Tenant agrees, that in the event Tenant fails to make full payment of the Termination Amount to Landlord in certified funds drawn on a nationally recognized United States bank with branch locations in the State of Florida, by the Cutoff Date, then Tenant shall pay, upon demand, Landlord's reasonable attorney's fees incurred in connection with enforcing Landlord's rights under the Lease and/or this Agreement.

10. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement shall control. Capitalized terms shall have the meaning set forth in the Lease unless specifically defined in this Agreement. Tenant further acknowledges that it has no claims, counterclaims, defenses or setoffs against Landlord, Landlord's managing member or Landlord's property manager arising in connection with the Lease or Tenant's occupancy of the Premises.

11. This Agreement may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the Effective Date.

WITNESSES:

M. Klinger

Printed Name: Michaela Klinger

D. Schwarz

Printed Name: Dagmar Schwarz

BODYTEL NORTH AMERICA, LLC, a Florida limited liability company

By: Stefan Schraps

Name: Stefan Schraps

Title: CEO & President

"TENANT"

WITNESSES:

Michael Lofton

Printed Name: Michael K. Lofton

Frances a. West

Printed Name: FRANCES A. WEST

ONE INDEPENDENT SQUARE, LLC, a Delaware limited liability company

By: Eola Capital LLC, as agent

By: Caryn Carreiro

Name: Caryn Carreiro

Title: Authorized Signatory

"LANDLORD"